State of Delaware
Secretary of State
Division of Corporations
Delivered 11:48 AM 11/01/2023
FILED 11:48 AM 11/01/2023
SR 20233867041 - File Number 6728519

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LIVE STREAM TECHNOLOGY SERVICES INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Live Stream Technology Services Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 6, 2022, as subsequently amended on February 28, 2023 and August 28, 2023, respectively (collectively, the "**Certificate of Incorporation**").

2. That the Board of Directors of this Corporation (the "**Board**") duly adopted resolutions proposing to amend the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

   NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting ARTICLE FOURTH in its entirety and replacing it with the following:

   "FOURTH:

   (A) **Authorized Shares**. The total number of shares that the Corporation is authorized to issue is One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.0001 per share ("***Common Stock***"), of which (i) Seventy Five Million (75,000,000) shares are designated as Class A Voting Common Stock, par value $0.0001 per share (the "***Class A Voting Common Stock***"), and (ii) Seventy Five Million (75,000,000) shares are designated as Class B Non-Voting Common Stock, par value $0.0001 per share (the "***Class B Non-Voting Common Stock***").

   All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise set forth in this ARTICLE FOURTH.

   (B) **Common Stock**. Except as otherwise provided herein or as may otherwise be provided by Applicable Law, the holders of Common Stock shall have exclusively all

rights of stockholders, including (i) the right to receive dividends, when and as declared by the Board of Directors of Directors out of assets legally available therefor, and (ii) in the event of any voluntary or involuntary distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally (based upon the number of shares of Common Stock held by such holders) all the assets and funds of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation.

(1) Class A Voting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Voting Common Stock shall be entitled to one vote for each share of Class A Voting Common Stock held by such holder. The Class A Voting Common Stock shall possess full and complete voting power for the election of directors.

(2) Class B Non-Voting Common Stock. Except as required by law, each outstanding share of Class B Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters."

* * *

3. The foregoing amendment was approved by the holder of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

4. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 31st day of October, 2023.

By: ______________________
Name: Herman Edwin Cruz
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:01 AM 08/28/2023
FILED 10:01 AM 08/28/2023
SR 20233353090 - File Number 6728519

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LIVE STREAM TECHNOLOGY SERVICES INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Live Stream Technology Services Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 6, 2022, as subsequently amended on February 28, 2023 (collectively, the "**Certificate of Incorporation**").

2. That the Board of Directors of this Corporation (the "**Board**") duly adopted resolutions proposing to amend the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting ARTICLE FOURTH in its entirety and replacing it with the following:

"FOURTH:

(A) **Authorized Shares**. The total number of shares that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share ("***Common Stock***"), of which (i) Seventy Five Million (75,000,000) shares are designated as Class A Voting Common Stock, par value $0.0001 per share (the "***Class A Voting Common Stock***"), and (ii) Twenty Five Million (25,000,000) shares are designated as Class B Non-Voting Common Stock, par value $0.0001 per share (the "***Class B Non-Voting Common Stock***").

All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise set forth in this ARTICLE FOURTH.

(B) **Common Stock**. Except as otherwise provided herein or as may otherwise be provided by Applicable Law, the holders of Common Stock shall have exclusively all rights of stockholders, including (i) the right to receive dividends, when and as declared by

the Board of Directors of Directors out of assets legally available therefor, and (ii) in the event of any voluntary or involuntary distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally (based upon the number of shares of Common Stock held by such holders) all the assets and funds of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation.

(1) Class A Voting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Voting Common Stock shall be entitled to one vote for each share of Class A Voting Common Stock held by such holder. The Class A Voting Common Stock shall possess full and complete voting power for the election of directors.

(2) Class B Non-Voting Common Stock. Except as required by law, each outstanding share of Class B Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters."

(C) **Exchange of Stock**. Upon the effective time (the "**Effective Time**") of the filing of this Certificate of Amendment, each issued and outstanding share of Common Stock immediately prior to the Effective Time, as shown in the Corporation's books and records, whether in certificated form or otherwise, shall thereafter represent one share of Class A Voting Common Stock."

* * *

3. The foregoing amendment was approved by the holder of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

4. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 25th day of August, 2023.

By: ______________________

Name: Herman Edwin Cruz

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

LIVE STREAM TECHNOLOGY SERVICES INC.

Live Stream Technology Services Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 6, 2022 (the "**Certificate of Incorporation**").

2. Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> "Effective immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Filing Time"), each one (1) outstanding share of Common Stock (as defined below) that is issued and outstanding immediately prior to the Filing Time shall, without further action, be automatically subdivided, split and converted into 5,000 fully-paid and non-assessable shares of Common Stock having a par value of $0.00001 per share (the "Stock Split"). Each certificate that immediately prior to the Filing Time represented shares of outstanding Common Stock shall, until surrendered to the corporation in exchange for a certificate representing such new number of shares of Common Stock resulting from the Stock Split, automatically represent that number of shares of Common Stock in which the shares of Common Stock represented by such certificate shall have been subdivided, split and converted.
>
> After giving effect to the Stock Split, the aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of capital stock, all of which shall be designated "Common Stock" and have a par value of $0.00001 per share."

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 22nd day of February, 2023.

By: ______________________
Name: Herman Edwin Cruz
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 02/28/2023
FILED 03:55 PM 02/28/2023
SR 20230781946 - File Number 6728519

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:29 PM 04/06/2022
FILED 03:29 PM 04/06/2022
SR 20221336585 - File Number 6728519

CERTIFICATE OF INCORPORATION

OF

Live Stream Technology Services Inc.

FIRST. The name of the corporation is Live Stream Technology Services Inc.

SECOND. The corporation's registered office in the State of Delaware is located at 221 N. Broad Street, Suite 3A, Middletown DE 19709 in New Castle County. The name of its registered agent at such address is United States Corporation Agents, Inc.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH. The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the corporation shall have the authority to issue is 10,000 shares of Common Stock, and the par value of each of such shares is $1.

FIFTH. The incorporator of the corporation is LegalZoom.com, Inc., and its mailing address is 101 N. Brand Blvd., 11th Floor, Glendale, CA 91203.

SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

EIGHTH. The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by the General Corporation Law of Delaware. The corporation is authorized to indemnify, and advance expenses, to its officers, employees, other agents of the corporation and any other person to which the General Corporation Law of Delaware permits the corporation to provide indemnification to the fullest extent permitted by applicable law.

Any repeal or modification of this Section Eighth, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

I, the undersigned, as the sole incorporator of the corporation, hereby declare and certify that this certificate of incorporation is my act and deed and that the facts stated in this Certificate of Incorporation are true.

Date: April 6, 2022

/s/ Cheyenne Moseley
LegalZoom.com, Inc., Incorporator
By: Cheyenne Moseley, Assistant Secretary